2/5/07

LEASE AGREEMENT

BETWEEN

ALBION CROSSING, LLC

AND

AT CROSS COMPANY

1 ALBION ROAD
LINCOLN, RHODE ISLAND

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LEASE AGREEMENT

BETWEEN

ALBION CROSSING, LLC

AND

AT CROSS COMPANY

i

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ii

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LEASE AGREEMENT

1. Identifications

1.1 Parties. This LEASE AGREEMENT is made as of ____________, 2007 by and between Albion Crossing, LLC, a Delaware lmited liability company (the "Landlord"), having an address at 50 South Main Street, Providence 02903 and AT Cross Company, a Rhode Island corporation (the "Tenant"), having an address of 1 Albion Road, Lincoln, Rhode Island .

1.2 Definitions / Exhibits

"Additional Rent" See Section 6.2

"ATX Building" See Section 6.2

"Basic Rent" See Section 6.1

"Building" See Section 2.1

"Commencement Date" See Section 4.1

"Common Expenses" See Section 6.2

"Damaged Premises" See Section 15 (a)

"Exterior Areas" See Section 6.2

"Extended Term" See Section 4.2

"Extension Option" See Section 4.2

"First Option Term" See Section 4.2

"Hazardous Material or Wastes" See Section 28

"Initial Term" See Section 4

"Initial Tenant Work" See Section 3

"Landlord's Restoration Work" See Section 15 (b)

"Non-Disturbance Agreement" See Section 21 and Exhibit G

"Offer" See Section 32

"Premises" See Section 2.1

"Principal Premises" See Section 2.1

"Principal Term" See Section 4.1

"Property" See Section 2.1

"Reduced Principal Premises" See Section 4.3

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"Released Principal Premises" See Section 4.3

:Remedial Action Workplace" See Section 28

"Tenant's Common Expense Obligation" See Section 6.2

"Tenant Work" See Section 12

"Term" See Section 4.2

"Termination Date" See Section 4.1

"Transfer" See Section 32

"Transitional Term" See Section 4.1

Exhibits:

A-1 Legal Description of Land

A-2 Floor Plans of Principal Premises

A-3 Parking Plan

B Initial Tenant Work

C Rent During Extended Term

D Landlord's Insurance Requirements

E. List of Hazardous Materials

F. Tenant's Signage

G. Non-disturbance Agreement

H. Notice of Lease

2. Lease; the Premises

2.1 Premises. In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord during the Transitional Term (as defined in Section 4.1 hereof), those certain buildings (collectively the "Building") situated on that certain parcel of land (the "Property") known as and numbered 1 Albion Road, Lincoln, Rhode Island, as more particularly described in Exhibit A-1 attached hereto and during the Principal Term (as defined in Section 4.1 hereof) the premises shown on the floor plans attached hereto as Exhibit A-2 (the "Principal Premises") (the Building during the Transitional Term and the Principal Premises during the Principal Term are referred to, as the case may be, as the "Premises"). For the purposes of this Lease, the parties agree that the Building contains 284,514 square feet of which approximately 56,160 square feet are currently used for offices and retail and the balance are used for manufacturing and warehouse. The Principal Premises will contain as of the beginning of the Initial Term 154,489

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square feet of which 56,160 square feet will be office and retail space and 98,329 square feet will be manufacturing and warehouse space. Except as expressly provided herein, all of the perimeter walls of the Premises except the inner surfaces thereof, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for serving other portions of the Building exclusively or in common with the Premises, including without limitation (where applicable) shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord. The foregoing access rights shall be subject to Tenant's rights of access to the Premises.

The Premises are leased together with rights, in common with the Landlord and all others (including any other tenant or tenants of the Building or the Property, claiming under the Landlord or otherwise) from time to time lawfully entitled thereto, to use (i) the driveways, walkways, and other common areas of the Property for their intended purposes and (ii) the heating, ventilating, air conditioning, plumbing, electrical, emergency and other mechanical systems and equipment serving the Premises in common with other portions of the Building.

2.2 Parking. Tenant also shall have the exclusive right to use the 370 parking spaces shown on the plan attached hereto as Exhibit A-3 and the non-exclusive right to 40 additional spaces in the general use parking area designated on said plan. Included in the 370 exclusive parking spaces are 10 visitor parking spaces adjacent to the Principal Premises.. Tenant's rights to use common areas and the parking area as above set forth shall be subject to such rules and regulations as Landlord may from time to time reasonably establish and the provisions of Section 2.3 hereof. Landlord shall assist Tenant in enforcing Tenant's exclusive parking privileges.

2.3 Landlord's Reserved Rights. Landlord may at any time make changes, additions, improvements, repairs, or replacements to the Building, including the Premises, the common areas and the parking area including to the extent necessary, the maintenance, operation and replacement of utility lines and other improvements through the Premises serving other portions of the Building. In determining what is "necessary", Landlord acknowledges that after the Initial Tenant Work, as defined in Section 3 hereof, is completed the Principal Premises and the remainder of the Building will each have separate mechanical, electrical and utility systems, except for sewers and sprinklers, including electrical, gas and water mains, so unless Tenant elects to exercise an Extension Option to less than all of the Principal Premises, it should not be necessary to install any new utility lines through the Premises. In so doing, Landlord may use or temporarily close any of the common areas and the parking area, relocate portions of the common areas and the parking area or permanently change their configuration, but shall not do so in such a manner as to unreasonably interrupt or restrict Tenant's access to the Premises or reduce the number of parking spaces available to Tenant or the proximity of Tenant's exclusive parking spaces to the front door of the Principal Premises and shall coordinate with Tenant and use reasonable and diligent efforts to minimize any

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interference with Tenant's normal activities during the proposed conversion of that portion of the Building which is not part of the Principal Premises from manufacturing to office space so as to minimize any disruption of Tenant's use of the Principal Premises. By way of example, but not limitation, Landlord agrees it will not block access and use of Tenant's shipping and receiving areas during regular business hours and will provide Tenant a minimum of one (1) week notice of any construction work that will cause any interference or will impede Tenant's access to the Premises. No such changes, additions, improvements, repairs or replacements shall reduce the rentable area or alter the floor area configuration of the Premises or unreasonably interfere with Tenant's use and enjoyment thereof, or materially and adversely affect the visibility of the front of the Premises from Albion Road and any utility lines, fixtures, components and the like thereby installed shall be within walls, ceilings, floors, utility closets or other suitable enclosures so as not to be visible from the interior area of the Premises. As the Tenant vacates portions of the Building that are not part of the Principal Premises during the Transitional Term, Landlord shall be entitled to carry out demolition and construction in such vacated areas in order to convert such vacated space to office use provided that such work shall not interfere with the Initial Tenant Work or otherwise unreasonably disturb Tenant's use of the Premises.

3. Construction by Tenant

Tenant shall use good faith efforts to complete the work to the Premises (the "Initial Tenant Work") set forth as Exhibit B-1 hereto on or prior to March 31, 2007 so that inter alia the HVAC, mechanical, telecommunication, electrical and plumbing systems of the Principal Premises shall be independent of such systems serving the remaining portions of the Building. After the Initial Tenant Work is completed, the only common systems will be the main sewer line and the sprinkler system. Also, there will be a common telephone room. The Initial Tenant Work shall be done in accordance with the requirements of Section 12 hereof.

4. Term; Extension Option; Possession

4.1 Initial Term. The Initial Term of this Lease shall commence on the purchase of the Property by Landlord from Tenant (the "Commencement Date") and shall expire, unless earlier extended or terminated in accordance with the terms hereof, at midnight on March 31, 2017 (the "Termination Date"). The Initial Term shall comprise a Transitional Term that commences on the Commencement Date and ends on March 31, 2007, provided that if the Initial Tenant Work is not substantially completed by March 31, 2007, with respect to that portion of the Building which does not contain the Principal Premises, the Transitional Term shall continue on a month to month basis for up to two additional months and a "Principal Term" that commences on the expiration of the Transitional Term and ends on the Termination Date. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date free of tenants or other occupants other than those tenants or occupants whose occupancy predates the Closing.

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4.2 Extension Options. Tenant shall have two (2) options (the "Extension Options") to extend the term of this Lease for an additional period of five (5) years each on the same terms and conditions provided in this Lease, except that Basic Rent shall be as specified in Section 6 hereof and there shall be only two five (5) year extensions (such option periods being referred to herein as the First Option Term and Second Option Term respectively and collectively as the "Extended Term"). Each Extension Option may be exercised by Tenant by giving written notice to Landlord of Tenant's exercise of such Extension Option at least fifteen (15) months prior to the expiration of the Initial Term or First Option Term, as the case may be; provided, however, that if an uncured material default shall exist hereunder after notice and beyond any applicable grace period at any time from the date of Landlord's receipt of the written notice of Tenant's exercise of an Extension Option to the date the First or Second Option Term, as the case may be, is to begin, Landlord may, at its option and by written notice to Tenant, declare Tenant's exercise of the Extension Option null and void, in which case the First or Second Option Term, as the case may be, shall not begin and this Lease shall expire at the end of the Initial Term or the First Option Term or sooner pursuant to Section 22, as the case may be. The Initial Term, the First Option Term, and the Second Option Term are collectively referred to herein as the "Term". The First Option Term and the Second Option Term (subject to the due exercise of the relevant Exercise Option) are each referred to as the "Extended Term".

Notwithstanding the foregoing, Tenant shall have the right to disaffirm its exercise of an Extension Option provided that Tenant notifies Landlord not less than six (6) months prior to the end of the Initial Term or the First Option Term, as the case may be, provided that Tenant shall reimburse Landlord for all costs out of pocket and expenses incurred by Landlord related to the appraisal process set forth on Exhibit C attached hereto, and provided further that if such notice is not given at least one (1) year prior to the end of the end of the Initial Term or the First Option Term, as the case may be, the Term shall be extended such that the Termination Date shall be the last day of the twelfth month following the month in which such notice is given.

4.3 Reduced Principal Premises. In addition, Tenant shall have the right to exercise the Extension Options to not less than seventy-five percent (75%) of the Principal Premises ("Reduced Principal Premises"), provided that the remaining portion of the Principal Premises ("Released Principal Premises") must be contiguous to and accessible from the other space in the Building that is not part of the Principal Premises. In such case, during the remainder of the Term, Premises shall be deemed to mean the Reduced Principal Premises. The notice of the Extension Option must include a plan showing the Reduced Principal Premises and the Released Principal Premises. If Tenant exercises its Extension Option to less than all the Principal Premises, the Basic Rent shall be determined in accordance with the procedure set forth on Exhibit C hereto except that the Basic Rent shall be 95% of the market rent for the Reduced Principal Premises as determined by said procedure. In the event of such election, at Tenant's sole cost and expense, prior to the beginning of the First or Second Option Term, as the case may be, Tenant shall create one or more new entrances, erect a demising partition and rework the HVAC, sprinklers, and electrical systems and install such sub meters, as may in

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Landlord's reasonable discretion be necessary to make the Released Principal Premises readily rentable and to separate the utility costs for the Reduced Principal Premises and the Released Principal Premises. All such work shall be done in compliance with Section 12 hereof and in accordance with plans and specifications prepared by Landlord's architect and engineer, at Tenant's expense. Landlord shall deliver such plans and specifications to Tenant not less than six (6) months prior to the beginning of the First or Second Option Term, as the case may be. If the work is not substantially completed prior to the beginning of the relevant Option Term, Tenant shall be deemed to have rented such released space on a month to month basis until such work is substantially completed. The number of Tenant's exclusive and non-exclusive parking spaces will be reduced in proportion to the reduction in the square footage of the Premises and Landlord may reasonably specify which spaces shown on Exhibit A-3 attached hereto shall remain allocated to Tenant provided that Tenant shall be entitled to keep a proportionate number of the 10 visitor parking spaces adjacent to the Principal Premises. Such costs and expenses shall constitute Additional Rental and shall be due and payable twenty days after Landlord has sent Tenant invoices therefore.

5. Use of the Premises; Licenses and Permits

5.1 Permitted Uses. The Tenant shall use the Premises primarily for office and manufacturing purposes with ancillary retail space not to exceed 7500 square feet, as are now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction, including without limitation the Zoning Code of the Town of Lincoln, Rhode Island. Tenant shall have the right to remain open and operate its business twenty four (24) hours a day, seven (7) days a week, subject to applicable laws, Landlord's rights hereunder to make repairs and improvements, and damage or destruction of the Property.

5.2 Prohibited Uses. Notwithstanding the foregoing, Landlord and Tenant agree that no use of the Property by Landlord, Tenant, or other tenants or occupants of the Property shall (a) cause vibrations, noise, fumes, dust or odors that would annoy another occupant of the Property or (b) involve pornographic; sexually explicit of offensive products or purposes. The Tenant shall not unreasonably interfere with the use of the Building by the Landlord or other tenants or occupants of the Building. Landlord shall not lease any portion of the Building to any entity that is a direct competitor of Tenant's writing instrument, leather accessories reading or sunglass business and which uses the Building for such type of business. This prohibition shall not apply to a parent, subsidiary or other affiliates of a company that is a direct competitor. Landlord agrees that the manufacturing operation as conducted on January 20, 2007, does not violate the provisions of clause (a) of this Section.

5.3 Licenses; Permits Notwithstanding any provision in this Lease to the contrary, if any governmental body having jurisdiction issues an order or other notice to prevent further use of the Premises for any purpose, then upon Landlord's written request, Tenant shall promptly terminate such use, provided, however, that Tenant may contest

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such order or notice for so long as such contest does not expose Landlord to any fines or penalties and, if Tenant successfully contests such order or notice, Tenant may continue such use. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term.

6. Basic Rent; Extension Rent and Additional Rent

6.1 Basic Rent. The Tenant shall pay Basic Rent to the Landlord at an annual rate during the Initial Term as follows:

Years	Annual Rent

Transitional Term	$1,587,336
Principal Term 1-5	$1,067,236
Principal Term 6-10	$1,172,560

and in the event that Tenant exercises an Extension Option, at such rate as is determined pursuant to the procedure set forth in the next succeeding paragraph during the Extended Term. Basic Rent shall be payable in advance on the first day of each month in equal installments (except that Basic Rent shall be adjusted as appropriate for the month in which the Commencement Date occurs, if partial) to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement. Such monthly installments of Basic Rent shall be paid (i) at the following rates:

Years	Monthly Rent

Transitional Term	$132,278.00
Principal Term 1-5	$88,936.33
Principal Term 6-10	$97,713.38

during the Initial Term, and (ii) in the event that Tenant exercises an Extension Option, at such rate as is determined pursuant to the procedure set forth in the Exhibit C.

The Basic Rent is predicated on a rent of $12.00 per square foot of office and retail space and $4.00 per square foot of manufacturing and warehouse space during the Transitional and first five (5) years of the Principal Term and $13.00 and $4.50 respectively during the last five (5) years of the Principal Term. In the event of any abatement of Basic Rent as a result of a loss of the use of the Premises or a diminution in the size of the Premises, such rent per square footage shall be used in calculating such abatement. In the event that Tenant changes the proportionate amount of office / retail vs. manufacturing space during the Initial Term, the Basic Rent specified above shall not change.

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6.2 Additional Rent. This Lease is intended by the parties hereto to be a so-called "net" lease, subject to and in accordance with the provisions set forth herein. To the end that the Basic Rent shall be received by the Landlord net of costs and expenses related to operation and maintenance of the Property as specified herein for that portion of the Building that contains the Premises (the "ATX Building") and the Premises except as expressly set forth herein. Accordingly the Tenant agrees to pay, in addition to the Tenant's obligations with respect to rea1 estate taxes (as provided in Section 7 hereof), Common Expenses as provided below and other costs which are specifically set forth herein, to the Landlord upon demand as Additional Rent, in the same manner as Basic Rent, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by the Landlord in connection with any consents under any subleases and assignments of this Lease requested by the Tenant and a property management fee not to exceed three and 1/4 percent (3.25%) of gross rent paid by Tenant.

During the Transitional Term, Tenant shall also pay as Additional Rent all of the Common Expenses defined below. During the Principal Term and the Extended Term Tenant shall pay all of the Common Expenses related to the ATX Building and fifty-four and 3/10 percent (54.3%) or such other percentage as the rentable square footage of the Premises bears to the rentable square footage of the Building from time to time ("Tenant's Percentage") of the other Common Expenses, as hereinafter defined. The foregoing obligation to pay such Common Expenses is hereinafter called "Tenant's Common Expense Obligation". The Landlord and the Tenant agree that if the rentable area of the Building and the rentable area of the Premises change as a result of improvements or alterations to the Building constructed by Landlord, which, in the aggregate, would result in a change of 5% or more to Tenant's Percentage, then Tenant's Percentage will be adjusted to reflect such changes.

"Common Expenses" shall mean charges, costs and expenses, which the Landlord may from time to time actually incur during the Term and the reasonable cost, based on competitive rates, of any materials and services, which the Landlord may provide in good faith with respect to the operation and maintenance of the ATX Building and the remainder of the Property (other than portions of the Building outside the ATX Building, but including the telephone switch room and fire pump room as herein defined) (as provided in Section 10 hereof), inc1uding, without limitation, (i) making repairs to and undertaking maintenance of the foundation, structure and roof of the ATX Building only and to the parking lot and other parts of the Property that are outside the Building (collectively the "Exterior Areas"); (ii) providing utilities to the ATX Building and the Exterior Areas (iii) providing watering, landscaping and lawn care for the Property; (iv) sanding, plowing and removal of snow and ice from driveways, walkways and parking areas; (v) maintaining such insurance with respect to the Landlord, the Premises, the Building and the Property as the Landlord or any Mortgagee (as defined in Section 21 hereof) reasonably deems necessary or as may be required under this Lease; and (vi) reasonable costs of the Landlord (for items referenced in the "Budget" that Landlord has provided to Tenant) to the extent not charged under this paragraph.

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The cost of reasonable replacements of building systems located within or which serve the Premises in accordance with sound principles of building management (including, without limitation, water, sewer, gas, heating, ventilation, air conditioning, electrical, plumbing and mechanical, including elevators) and other reasonable capital expenditures made by Landlord in connection with the ATX Building or the Property which increase the operating efficiency of the Premises or the Property or are made in connection with the ongoing maintenance and repair of the Premises or the ATX Building or the Property shall be amortized by dividing the original cost of such capital expenditure by the number of years of useful life of the item acquired in accordance with generally accepted accounting principles, and such amortized amount shall be included in Common Expenses.

Notwithstanding anything to the contrary contained herein, the following items shall be excluded from "Common Expenses" as used in this Lease:

1. Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations with Tenant, other occupants, or prospective tenants or occupants;

2. Renovating or otherwise improving, decorating, painting or redecorating spaces for other tenants, prospective tenants or other occupants of the

Building and otherwise maintaining, repairing or rebuilding that portion of the Building that is outside the ATX Building and any work incurred to increase the size of the parking areas and to convert that portion of the Building which does not contain the Principal Premises from manufacturing to office space;

3. Costs incurred due to violation by Landlord or any tenant other than Tenant of the terms and conditions of any lease;

4. Costs of utilities and other services that are furnished to tenants or other occupants of the Building;

5. Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Building or the Property, and basic rent under any ground or underlying lease or leases;

6. Advertising and promotional expenditures;

7. Any fines or penalties incurred due to violations by Landlord, its employees, agents or contractors of any law, code, ordinance, by-law, permit, order or rule of any governmental authority;

8. Any costs incurred by Landlord in the event that the Building or the

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Property does not comply with any law, code, ordinance, by-law, permit, order or rule of any governmental authority in effect as of the date of execution of this Lease, except with regard to Hazardous Wastes and Materials which are governed by paragraph 13 and Section 28 below;

9. The cost of any items for which the Landlord is actually reimbursed by condemnation proceeds, insurance carried (or required by this Lease to be carried and not so carried) or by warranty or for which Landlord is otherwise actually compensated;

10. Costs for sculpture, paintings or other objects of art;

11. Charitable or political contributions;

12. Costs of any repairs necessary to cure defects in the construction of any portion or component of the Building to the extent Landlord recovers such costs under an applicable warranty;

13. Subject to the provisions of Section 28 hereof, any costs relating to Hazardous Materials and Wastes not resulting from actions of Tenant or the failure to act on the part of Tenant before or after the Commencement of this Lease;

14. Costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord or any tenants other than Tenant or other occupants of the terms and conditions of any lease of space or other agreements including this Lease;

15. Wages, salaries or other compensation paid to any employees above the grade of the onsite maintenance and/or onsite "hands on" superintendent person and prorated to reflect actual time working on the Property; and

16. Repairs or replacements necessitated by fire or other casualty or by condemnation; provided, however, that Landlord's reasonable deductibles shall be included in Common Expenses, as more specifically described in Section 15 hereof.
    Depreciation (but not intending to modify Tenant's obligation to pay its amortized share of Capital Expenditures (as set forth herein)).

The Landlord shall not recover under this Section 6 or elsewhere in this Lease any item of cost more than once. Landlord may not bill Tenant for any Common Expense that is not billed to Tenant within two (2) years after the expiration of the calendar year in which such Common Expense was incurred.

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Notwithstanding the foregoing, for the purposes of this Lease, Tenant's Controllable Common Expense Obligation shall not increase by more than five percent (5%) per year. Controllable Common Expense means a Common Expenses that is subject to the control or negotiation by Landlord, including, but not limited to, administrative, janitorial and employee costs. Controllable Common Expenses shall not include costs beyond the reasonable control of the Landlord, including but not limited to Real Property Taxes, insurance and utility costs and costs for labor, materials and supplies obtained from unrelated third parties so long as the same have been negotiated on an "arms-length" basis or were not subject to negotiation due to market conditions.

Landlord will submit for competitive bidding any material service which is not a Controllable Expense if such expense has shown an increase of more than fifteen percent (15%) per annum not otherwise justifiable by actual increases in volume or quantity of work required. Landlord agrees, at all times, to use diligent and good faith efforts to effectively manage and limit the Common Expenses.

The Tenant shall pay to the Landlord monthly on the first day of each month of each year, as Additional Rent, in the same manner as Basic Rent, an amount equal to one twelfth (1/12) of Tenant's Common Expense Obligation as the Landlord may from time to time reasonably estimate in accordance with the Budget that Landlord shall prepare in reasonable detail and deliver to Tenant for Tenant's review and consideration by no later than December 15 of the prior year. Tenant agrees to review and provide any comments to Landlord's budget within ten (10) business days after receipt. Upon Tenant's request, Landlord agrees to meet with Tenant within ten (10) business days to reasonably consider, in good faith, Tenant's concerns, but Landlord shall have the right to make the final determination on the Budget subject to the terms and provisions of this Lease.

Landlord agrees to discuss with Tenant each year prior to finalization of the Budget, whether either party believes a capital replacement or expenditure will be necessary in the upcoming year. In addition, Landlord agrees to reasonably consider and implement any capital expenditure reasonably required by Tenant to the extent that it is likely that without such replacement the cost of repairs will equal or exceed the annual amortized amount due from Tenant as a result of a replacement of such item or if such replacement will result in operating efficiency for the ATX Building.

Within one hundred twenty (120) days after the end of each calendar year, appropriate adjustments of any overpayments and underpayments shall be made; except that if such difference is determined after the end of the Term of this Lease, (i) in the event of an adjustment in favor of Tenant, Landlord shall promptly refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord and (ii) in the event of an adjustment in favor of Landlord, Tenant shall promptly pay such difference to Landlord to the extent that such difference exceeds any amounts then due from Landlord to Tenant.

In the event of any dispute regarding the amount due as Tenant's Common Expense Obligation Tenant shall have the right, after reasonable notice and at reasonable

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times, to inspect and photocopy Landlord's accounting records at Landlord's office? If, after such inspection and photocopying, Tenant continues to dispute the amount of Tenant's Common Expense Obligation and Landlord and Tenant are unable to resolve the dispute within ten (10) days of Tenant's notification of a dispute, Tenant, may retain an independent certified public accountant to audit and/or review Landlord's records to determine the proper amount of Tenant's Common Expense Obligation. If such audit or review reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration pursuant to the then current rules and procedures of the American Arbitration Association within five (5) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit provided that if the arbiter or the parties determine that the proper amount of Tenant's Common Expense Obligation is at least three percent (3%) less than the amount charged by Landlord, then Landlord shall pay for the cost of such audit. Landlord shall be required to maintain records of all Common Expenses for the entirety of the three-year period ("Review Period") following Landlord's delivery to Tenant of each statement setting forth Tenant's Percentage of Common Expense Obligation. The payment by Tenant of any amounts shall not preclude Tenant from questioning the correctness of any statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the statement.

If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the Prime Rate of Citizens Bank, N.A. from time to time in effect plus four percent (4%), such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

7. Taxes

As more particularly specified in this Section 7, the Tenant shall pay or cause to be paid all taxes and excises upon the personal property and equipment of the Tenant located at the Premises or the Property (the "Personal Property Taxes") and the Tenant's Percentage of any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents (to the extent not included in Common Expenses), sewer use charges and other excises, franchises, imposts and charges, general and special (the "Real Property Taxes") (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which

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may now or hereafter be levied, assessed or imposed by the United States of America, the State of Rhode Island, any municipal authority, or any other authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's inheritance, succession, franchise, corporate, rental, profit, income, estate, gift or transfer taxes, capital levies or excises), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion. (The Personal Property Taxes and the Real Property Taxes are collectively referred to herein as the "Taxes".) Tenant shall not be required to share in any penalties, interest, late payments or the like resulting from Landlord's late payment of Taxes unless Landlord's late payment of Taxes is a result of Tenant's failure to pay Taxes as required by the provisions of this Section 7.

The Tenant shall prepay to the Landlord as Additional Rent, in the same manner as Basic Rent, Tenant's Percentage of Real Property Taxes due and payable by the Landlord. Such Additional Rent shall be paid on or before the first day of the month that installments of Real Estate Taxes are due and payable to the Town of Lincoln or other taxing authority, based upon invoices from the Landlord. Within one hundred twenty (120) days after the end of each calendar year, appropriate adjustments of any overpayments and underpayments shall be made except that if such difference is determined after the end of the Term of this Lease, (i) in the event of an adjustment favor of Tenant, Landlord shall promptly refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord and (ii) in the event of an adjustment in favor of Landlord, Tenant shall promptly pay such difference to Landlord to the extent that such difference exceeds any amounts then due from Landlord to Tenant.

The Tenant shall pay the Personal Property Taxes directly to the entity which charges, levies, assesses or imposes such Personal Property Taxes on or before the date the same are due.

Subject to the rights of any Mortgagees, the Landlord may, at the request of the Tenant or any other tenant or tenants of the Building, use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any Real Property Tax. The Tenant shall pay as Additional Rent the Tenant's Percentage of (i) any such tax, levy, charge or assessment that may be determined to be due and (ii) any and all reasonable costs or expenses (including reasonable attorneys' fees) the Landlord may incur in connection with any such proceedings. However, the Tenant shall share in any refund or abatement, net of such costs and expenses, which may be made of any Real Property Tax in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

8. Insurance; Waivers of Subrogation

The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, from companies with a rating of "A:X" or better in A.M. Best's Insurance

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Guide and licensed to do business in Rhode Island and acceptable to any Mortgagee and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord and any Mortgagee as their respective interests may appear (except that the required automobile liability insurance shall not be required to name the Landlord or any Mortgagees as additional insureds), comprehensive general liability insurance (with contractual liability rider specifically insuring the indemnification obligations set forth in the final paragraph of this Section 8) against claims for bodily injury, death or property damage occurring to, upon or about the Premises including coverage for premises operations, automobile liability and such other coverages as may reasonably be required by the Landlord or any Mortgagee with such limits as may reasonably be required by the Landlord from time to time, but not less than $5,000,000 per occurrence for bodily injury, death or damage to Tenant's personal property, equipment and trade fixtures occurring to, upon or about the Premises. Upon execution of this Lease, the Tenant shall furnish to the Landlord certificates evidencing the insurance required to be maintained by the Tenant as provided above. Such certificates shall state the expiration date of the insurance evidenced thereby and shall contain a provision to the effect that the insurance evidenced thereby will not be modified, canceled or terminated except after thirty (30) days' prior written notice to the Landlord and any Mortgagee. The risk of loss to all contents of, and personal property and trade fixtures, including without limitation any partitions and floor and wall covering, located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto.

The above insurance may be maintained by the Tenant under a so-called blanket policy covering the Tenant's personal property, equipment and trade fixtures upon the Premises as well as other property of the Tenant, provided that the Tenant shall furnish the Landlord with evidence satisfactory to the Landlord of the existence of such blanket policy and that such blanket policy shall specifically include the Tenant's personal property, equipment and trade fixtures upon the Premises and that the aforesaid minimum limits shall apply to each occurrence covered by such blanket policy and afford the same protection as would be provided under an individual policy meeting the requirements thereof.

Landlord shall keep the Building, the Property and the Premises insured as specified in Exhibit D attached hereto. Such insurance may have reasonable deductibles, and may be provided under a blanket policy insuring multiple locations of Landlord or related entities.

The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Section 14, but only to the extent that such loss or damage to the Building or other property is covered by property insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in

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effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9. Utilities

Tenant shall, as the same from time to time become due, pay directly to the appropriate utility all charges for electricity, gas and water consumed on the Premises and for sewer usage to the extent that the same is separately metered. Tenant shall pay directly for telephone service for the Premises. All other utilities consumed in the Premises shall be included in Common Expenses and paid as Additional Rent pursuant to Section 6 hereof.

10. Repairs, Maintenance and Services

From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: (i) make interior non-structural maintenance and repairs necessary to keep the Principal Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty and eminent domain only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Principal Premises in good order, repair and condition), (ii) make all maintenance and repairs necessary to keep the heating, ventilating, air conditioning, any other fire safety, electrical, plumbing, and telecommunication system (but not the sprinkler or sewer systems) serving the Principal Premises including without limitation all fixtures, equipment, wiring, and pipes therefore, in good order, repair and condition (iii) make all repairs and alterations to the Principal Premises to the extent required to comply with the American Disabilities Act and other applicable laws, codes, ordinances, rules and regulation, and (iv) keep and maintain all portions of the Principal Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris.

From and after the commencement of and during the Term, the Landlord shall,

subject to the provisions of Section 6 and Section 30 hereof (a) make all repairs, replacements and renewals necessary to: (i) keep the roof of the Building free of leaks and to maintain the foundation, floor slabs and other structural supports of the Building and the exterior walls of the Building , the sprinkler and sewer systems for the Building, the fire safety system for portions of the Building outside the Premises and the parking areas and other exterior improvements on the Property in good and sound condition and repair and in compliance with the Americans with Disabilities Act and other applicable laws, codes, ordinances, rules and regulations (it being understood that repairs necessitated by fire or other casualty shall be governed by the provisions of Section 15 hereof); (ii) keep all driveways, walkways, parking areas and other improvements on the Property free of snow and ice and sanded as appropriate; and (iii) keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed; and (b), subject to Tenant's obligations in this Section 10 to perform maintenance and repair, replace all

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mechanical, electrical and other utility systems serving the Premises if such maintenance and repairs are insufficient to keep such systems in good working order on a cost efficient basis.

Subject to Tenant's obligations above, Landlord shall provide or procure for the Premises or Tenant's benefit at no mark up the following utilities and services:

a. disposal of sewage and waste water from any such lavatories and janitorial closets;

b. disposal of garbage, trash and refuse from the Premises, to the extent not provided by the Tenant, and the Property;

c. electricity in quantities and with capacities not less than currently provided to Tenant;

d. hot and cold water to any lavatories and janitorial closets in the Premises.

Subject to the provisions of Section 37 hereof, in the event that (1) any service to be provided by Landlord hereunder is not provided for a period of ten (10) days after

Landlord's receipt of notice from Tenant that such service is not being provided or (2) any maintenance or repair work to be performed by Landlord hereunder is not completed within thirty (30) days after Landlord's receipt of notice from Tenant that such work is necessary (or, if such work is not reasonably susceptible of completion within thirty (30) days after receipt of notice from Tenant, if Landlord shall fail to commence such work within such period or shall thereafter fail with reasonable diligence to prosecute such work to completion) and the failure of Landlord to complete such work materially interferes with Tenant's business operations in all or any portion of the Premises, there shall be an equitable abatement of Basic Rent and Additional Rent hereunder commencing on the date on which Landlord receives such notice from Tenant and during the period for which such service is not provided or such work is not completed, as the case may be, and Tenant shall have the right to take such steps as may be necessary to restore such service or complete such work. In the event that Tenant so restores any such service or performs any such work, Landlord shall pay Tenant an amount equal to one hundred ten percent (110%) of the verifiable costs incurred by Tenant in restoring such service or performing such work.

11. Compliance with Laws and Regulations

The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as herein set forth in the event of a condemnation by public authority (which is governed by Section 16 of this Lease) be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the particular use by Tenant in the Premises, provided this sentence shall not

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apply to the extent such law, ordinance, code, rule, regulation or order otherwise affects the Property or the Building.

During the Term the Tenant shall comply, at its own cost and expense, with (i) all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of, the Tenant's particular use of the Premises or the fixtures and equipment therein and thereon; (ii) the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and (iii) the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon. However, in no event shall Tenant be responsible for any code compliance work or cost which result from Landlord's work in any portion of the Building(s) on the Property other than (a) the ATX Building and (b) the building systems in any portion of the Building to the extent the work on such systems is required in order to provide services to the Premises.

12. Alterations by Tenant

Except as expressly permitted by the provisions of this Section 12 and Sections 29 and 30 hereof, the Tenant shall erect no signs and shall make no alterations, additions or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord's prior written consent and without first providing the Landlord with suitable assurance of the Tenant's obligation to complete the same at no expense to the Landlord and to promptly bond over or cause to be discharged any mechanics' or materialmen's lien upon the Property filed in connection with such work. The Tenant may repaint and recarpet the Premises without notice to or approval by the Landlord. The Tenant may make other non-structural alterations to the interior of the Premises costing no more than $50,000 in each instance without Landlord's prior written consent, provided that the Tenant shall first give written notice to the Landlord specifying the proposed alterations, and the commencement and approximate completion dates thereof. The Landlord agrees that its consent, if required under the provisions of this Section 12, shall not be unreasonably withheld, conditioned or delayed for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby; any such consents to interior, non-structural alterations, additions and improvements are conditioned upon the Tenant's being obligated to remove the same at the expiration or termination of this Lease and to restore the Premises to their condition prior to such alterations, additions and improvements, provided that Tenant shall not be so obligated to remove such non structural alterations, additions and improvements if at the time of such consent or notification Landlord does not specify that the same must be removed. Tenant shall not convert office space to manufacturing space. Any such permitted work is termed "Tenant Work."

Before Tenant begins the Tenant Work, it shall (i) secure all licenses and permits necessary therefore (it being understood that Landlord shall, at Tenant's expense,

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cooperate with Tenant in securing all such licenses and permits), (ii) deliver to Landlord a statement with names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them, (iii) cause each contractor and subcontractor to carry (1) workers' compensation insurance in statutory amounts and employer's liability insurance with limits not less than $500,000 per accident covering all the contractor's and subcontractor's employees, and (2) comprehensive general liability insurance with limits not less than $1,000,000 combined single limit for bodily injury and property damage insurance, all such insurance to include coverage for premises operations, broad form property damage, owner's and contractor's protective liability and completed operations for one (1) year, and (iv) obtain all risks property insurance against loss or damage to the Tenant Work pending completion of the same. All insurance referred to in clauses (iii) and (iv) above shall be written by companies reasonably approved by Landlord and shall insure Landlord and Landlord's property managers, and Tenant as additional insureds, as their respective interests may appear, as well as the contractors and subcontractors as appropriate, and all such insurance shall contain a waiver of subrogation provision in favor of all insureds and shall be primary coverage as to any other coverage maintained by any insured other than Tenant. Prior to commencing the Tenant Work, Tenant shall deliver, or arrange to be delivered, to Landlord certificates of all insurance referred to in clauses (iii) and (iv) above. The foregoing notwithstanding, Tenant agrees to promptly pay when due the entire cost of the Tenant Work, and promptly to discharge or bond off any such liens which may attach to the Premises or the Building. Landlord may inspect the Tenant Work at any time; provided, however, Landlord shall, except in case of emergency, (i) give Tenant not less than 24 hours' prior notice of such inspections and (ii) conduct such inspections so as to minimize interference with the Tenant Work. Tenant shall, and shall require its contractors to, insure and indemnify Landlord and any Mortgagee (as such term is defined in Section 21 hereof) and hold them harmless from and against any cost, claim or liability arising from any work done by or at the direction of Tenant, all such insurance and evidence of indemnification to be in form and substance reasonably satisfactory to Landlord. The Tenant Work shall be done so as to minimize interference with other tenants or lawful occupants of the Building and with Landlord's operation of the Building or other construction or installation work being done by Landlord.

The Tenant Work shall be done substantially in accordance with the plans approved by Landlord and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurers of the Building and/or the Premises.

13.Landlord's Access

The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises except the "Secure Areas" precious metals area (i) after twenty-four (24) hours advance notice during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder, including without limitation the rights of the Landlord reserved in

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Section 2 hereof, or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees and (ii) at any time in the event of emergency.

14. Indemnities

The Tenant agrees to protect, defend (following timely notice and with counsel reasonably approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims, losses and liabilities arising (i) from the conduct or management of or from any work or thing whatsoever done in the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in the Premises; (ii) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or; and (iii) from any willful misconduct or negligent act or omission outside of the Premises, but in the Building or on the Property on the part of the Tenant or any of its agents, employees, subtenants, licensees or invitees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

The Landlord agrees to protect, defend (following timely notice and with counsel reasonably approved by the Tenant), indemnify and save the Tenant harmless from and against any and all claims, losses and liabilities arising (i) from any negligence or willful misconduct on the part of the Landlord, its employees or agents in connection with operation or management of the Property or Building; and (ii) the negligence or willful misconduct of the Landlord, its employees, agents or contractors on the Property or in or about the Building. The Landlord further agrees to indemnify the Tenant from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Tenant, the Landlord shall pay promptly upon demand to the Tenant.

15. Casualty Damage

In the event of loss of, or damage to, the Premises or the ATX Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

(a) If the Premises, the ATX Building, means of access to the Premises and/or the building systems serving the Premises are so extensively damaged or destroyed by fire or other casualty that an independent engineer or architect chosen by Landlord or Tenant and reasonably approved by the other certifies that the same cannot reasonably be repaired, reconstructed or replaced within a period of six (6) months from the date of such casualty, or (b) if (i) damage results from causes or risks not required to be insured against by the Landlord hereunder or (ii) any Mortgagee refuses to make such net

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proceeds available for such repair, reconstruction or replacement and Landlord is unable or unwilling to evidence satisfactorily to Tenant that the Landlord has the funds to repair, reconstruct, and replace the damage, Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after the date of such certification of the length of time to rebuild, and Landlord shall promptly refund to Tenant any Basic Rent and Additional Rent prepaid for any period from and after the date of such damage or destruction provided, however, if the shortfall under Subsection b(i) or b(ii) above to Landlord to repair is Five Hundred Thousand Dollars ($500,000 or less, then Landlord will not have the right to terminate this Lease under subsection b(i) or b(ii).

If Landlord has not obtained a certification from such an independent architect or engineer as to the length of the time required to complete the work specified in the immediately preceding sentence within seven (7) business days following such casualty, Tenant shall have the right (subject to Landlord's reasonable approval) to identify an independent architect or engineer to produce such a certification.

In the event that this Lease is not so terminated within such thirty (30) day period, Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises, the ATX Building, means of ingress and building systems damaged or destroyed as nearly as possible to their condition prior to such damage or destruction, provided that the Landlord may redesign and relocate building systems so long as such systems are comparable to the systems that existed as of such casualty, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction and replacement than the amounts of any such insurance proceeds actually received plus (x) any reasonable deductible, the amount of which shall be included in Common Expenses and (y) Five Hundred Thousand Dollars ($500,000.00). Notwithstanding the foregoing, if within ten (10) days of receipt of notice from Landlord that Landlord elects to terminate this Lease with reference to damage specified in clause (b) (i) above and the shortfall from Landlord is more than Five Hundred Thousand Dollars ($500,000.00), Tenant may notify Landlord of Tenant's willingness to pay for such repair at Tenant's sole cost and expense, provided such amounts will be reimbursed to Tenant on the earlier of three (3) years from (i) the date of such payment or (ii) the termination of the Lease. Tenant shall provide Landlord with the required funds or assurance thereof satisfactory to the Landlord within thirty (30) days of said notice of commitment. In such event the Lease shall continue in full force and effect, and as soon as the required funds are available, Landlord shall proceed to make the repairs as provided above. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above, after written notice to Tenant, this Lease shall terminate as of the casualty. If at any time after Landlord has commenced the repairs, said funds cease to be available to the Landlord other than as a result of Landlord's default, Tenant shall be deemed to be in default under this Lease.

(b) If Landlord has not substantially completed the repair, restoration, rebuilding and/or replacement work required of Landlord (collectively "Landlord's

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Restoration Work") under this Section within one hundred eighty (180) days after the date of such fire or other casualty or prior to the expiration of the herein after mentioned thirty (30) day notice period, then Tenant may elect to terminate this Lease by giving at least thirty (30) days written notice of such election to Landlord at any time after the expiration of such one hundred eighty (180) day period (unless Landlord has substantially completed Landlords' Restoration Work prior to such election), and this Lease and the term hereof shall cease and come to an end on the date specified in such notice.

(c) If the Premises shall be damaged or destroyed by fire or other casualty within the last one year of the Term of this Lease and such damage or destruction materially interferes with Tenant's use of the Premises, either party shall have the option of terminating this Lease, provided that notice thereof is given to the other party not later than sixty (60) days after such damage or destruction. Notwithstanding the foregoing, (i)Tenant shall have the right of nullifying any termination by Landlord by exercising, within thirty (30) days of receipt of such notice, an as yet unexercised Extension Option to extend the Lease for an option period as provided herein and (ii) Tenant shall have no right of termination if the damage or destruction was caused by the Tenant.

(d) If all or any portion(s) of the Premises are damaged or destroyed by fire or other casualty, all Basic Rent, Additional Rent and other charges payable hereunder by Tenant shall be equitably abated from the date of the casualty until the Premises are substantially repaired, restored, rebuilt or replaced, as the case may be, provided that if the damage or destruction is caused by Tenant, Tenant shall pay, as Additional Rent, all Basic Rent, other Additional Rent and other charges payable hereunder by Tenant to the extent the same are not paid by any rent insurance.

16. Condemnation

16.1 Permanent Taking. If more than twenty percent (20%) of the usable floor area of the Premises shall be taken by eminent domain or appropriated by public authority or if the Tenant shall be substantially deprived of all suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and Landlord shall promptly refund to Tenant any Basic Rent and Additional Rent prepaid for any period from and after such date.

If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that, in no event, shall the

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Landlord be obligated to expend from its own funds more than Five Hundred Thousand ($500,000.00) for such restoration above the net amount ("Net Amount") of any such damages, compensation or award which the Landlord may have or will receive as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation. In the event of such taking or appropriation, there shall be an equitable abatement of Basic Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession and Tenant's Percentage shall be adjusted as appropriate. In the event this Lease is not terminated as set forth above and Landlord fails to complete such restoration, Tenant shall have the right to terminate this Lease or the right, but not the obligation, after twenty (20) days prior notice to Landlord, to pay for such work, in which event, Tenant will be entitled to offset the reasonable cost of such work plus interest at the Prime Rate plus one hundred (100) basis points on its rent until reimbursed in full, provided that the reimbursable amount shall not exceed the Net Amount plus Five Hundred Thousand Dollars ($500,000.00) less Landlord's restoration costs.

The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant and/or leasehold improvements constructed by the Tenant, but only to the extent that the Landlord has not reimbursed the Tenant for the costs thereof pursuant to Section 3 hereof.

Notwithstanding the foregoing, in the event of a lawful taking of a whole or part of the Premises, Tenant shall be entitled to any payment or award relating to the remaining term of this Lease.

16.2 Temporary Taking. Notwithstanding the foregoing, in the event of a lawful temporary taking of a whole or part of the Premises, Tenant shall be entitled to any payment or award relating to the remaining term of this Lease and Tenant shall continue to pay all rent due hereunder. However, if the temporary taking is for a period in excess of one week, to the extent Tenant is not reimbursed by the governmental entity responsible for the taking, Tenant shall be entitled to an abatement of rent. In any event, if the taking is for six (6) months or more, the taking shall be treated as a "permanent taking" and governed by the provisions of Section 16.1.

17. Landlord's Covenant of Quiet Enjoyment; Title

The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease and to the title matters set forth or referred to in Exhibit A-1 attached hereto and to

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any matter that would constitute a breach of Tenant's covenants under the deed from Tenant to the Landlord of the Property. Landlord represents and warrants that it holds good and clear record and marketable fee simple title to the Property subject to the liens and encumbrances listed on Exhibit A-1 attached hereto and subject to any matter that would constitute a breach of Tenant's covenants under said deed.

18. Tenant's Obligation to Quit

The Tenant shall, upon expiration of the Term or other termination of this Lease,

leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Section 10 hereof and the other provisions of this Lease subject to reasonable wear and tear and damage by fire or other casualty for which, under other provisions hereof Tenant has no obligation to repair or replace, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements with the exception of the Tenant Work, and to the extent provided in Section 12 hereof, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be. If the Tenant shall fail timely to surrender the Premises, Basic Rent thenceforth shall be payable to the Landlord at a rate equal to one and one half (1.5) times the rate of Basic Rent in effect immediately prior thereto until the Premises are surrendered by the Tenant and delivered to the Landlord in accordance with this Section 18 provided that if the Premises are not so surrendered within thirty (30) days, the Basic Rent shall be increased to two (2) times such Basic Rent as Landlord's sole remedy and Landlord will not be entitled to recover any damages. Notwithstanding the preceding sentence, if the Tenant fails to surrender the Premises within three months of the expiration of the Term or other termination of this Lease, unless Tenant has obtained the consent of Landlord, the Tenant shall also pay to the Landlord all direct, indirect and consequential damages suffered by the Landlord on account of the Tenant's failure surrender the Premises and deliver the Premises to the Landlord in accordance with this Section 18 provided that Tenant's liability for such damages shall not exceed an amount equal to twelve times the monthly Basic Rent due for the last month of the Term. Subject to the provisions of Section 12, the Tenant shall fail so to remove its fixtures, equipment, alterations, additions and improvements, they shall be deemed abandoned by the Tenant and the Landlord may remove and dispose of the same at the Tenant's expense. The provisions of this Section 18 shall expressly survive the termination or expiration of this Lease.

19. Transfers of Tenant's Interest

The Tenant shall not assign or sublease all or any part of its interest in this Lease, the Premises, or the estate hereby created without in each case first obtaining the prior written consent of the Landlord, which the Tenant shall request in writing at least thirty (30) days prior to any proposed assignment or fifteen (15) days prior to any proposed sublease. Such request shall include the name of the proposed assignee and sublessee, financial statements for the proposed assignee and sublessee in form reasonabl

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acceptable to the Landlord, and unless the proposed assignee or sublessee is a publicly traded company, the names of the officers and any shareholders owning more than twenty-five (25%) of the the assignee or sublessee. Such written consent of the Landlord shall not be unreasonably withheld, conditioned or delayed, provided, however, that the Landlord shall not be deemed unreasonable for withholding such consent in the event that the proposed use of the Premises by any assignee or sublessee is inconsistent with the provisions of Section 5 or Section 28 hereof or in the event of an assignment of less than all of the Premises.

Notwithstanding the foregoing, if Tenant shall enter into any assignment or any sublease of the Premises during the Term, Tenant shall pay to Landlord fifty percent (50%) of the excess consideration received by Tenant for any such assignment or sublease it being understood that in determining excess consideration in connection with any such assignment or sublease, Tenant may deduct all of its reasonable expenses in connection with such assignment or sublease, including the following expenditures resulting from such assignment or sublease: (i) brokerage and marketing fees; (ii) legal fees; (iii) construction costs, including, without limitation,. design fees; and (iv) financial concessions granted in such sublease.

In the event that Tenant proposes to enter into any permitted assignment or any permitted sublease with a term, including options to renew, of more than two years of all or any portion of the Premises , Landlord shall have the option, within fifteen (15) days after Landlord's receipt of Tenant's notice of such proposed assignment or sublease by written notice to Tenant, in Landlord's sole and absolute discretion, to take back such portion of the Premises, in which case all of Tenant's future obligations under this Lease with respect to such portion shall cease as of the effective date of such assignment or the commencement date of such sublease, as the case may be. Notwithstanding anything contained herein to the contrary, any purported exercise by Landlord of its right hereunder to take back the Premises or any portion thereof shall be ineffective if, within seven (7) days after Tenant's receipt of notice from Landlord that Landlord intends to exercise such right, Tenant delivers written notice to Landlord withdrawing the proposed assignment or sublease. In the event that Landlord takes back a portion of the premises, Landlord shall be liable for the cost of demising, installing submeters and otherwise reworking the utility systems, and the Basic and Additional Rent will be appropriately adjusted.

Notwithstanding any other provision in this Lease to the contrary, the prior written consent of Landlord shall not be required and the provisions of the three preceding paragraphs shall not apply to (a) any assignment or sublease to any person or entity which, directly or indirectly, is in control of, is controlled by, or is under common control with Tenant or (b) to any assignment in connection with a reorganization, merger or consolidation including Tenant or the sale of substantially all the stock or assets of Tenant (subject to the provisions of the next succeeding paragraph). Control means the power to directly or indirectly (i) vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of an entity or (ii) direct or

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cause the direction of the management and policies of an entity whether by contract or otherwise.

Notwithstanding the foregoing provisions of this Section 19, in the event of a reorganization, merger, or consolidation involving Tenant or the sale of substantially all of the stock or assets of Tenant, Landlord's take back rights shall not apply, and Landlord's consent shall not be required, to a sublease of the Premises or an assignment of this Lease to any resulting or acquiring entity, provided (and it shall be a condition of the validity of any such sublease or assignment) that; (i) such entity shall agree directly with the Landlord to be bound by all of the obligations of the Tenant hereunder, including, without limitation, the obligations to pay the Basic Rent provided for under this Lease, and the covenant against further assignment; (ii) such sublease or assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor (subject to the provisions of the next succeeding paragraph); and (iii) the Tenant shall furnish the Landlord with such information regarding such transferee as Landlord shall reasonably request.

The Tenant originally named herein shall remain primarily and jointly and severally liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease. Notwithstanding the foregoing (and subject to the provisions of clause (ii) of the immediately preceding paragraph), the Tenant shall be relieved of such primary liability for the obligations of the Tenant under this Lease if any assignee in writing assumes the obligations of the Tenant under this Lease, and such assignee at the effective date of such written assumption of the obligations of the Tenant under this Lease has been assigned a credit rating of "A-3/ A- " or better by Dunn & Bradstreet.

The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any reasonable, out-of-pocket costs that may be incurred by the Landlord in connection with any proposed assignment or sublease, including without limitation attorneys' fees.

20. Transfers of Landlord's Interest

Subject to the provisions of Section 32 hereof, the Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments.

If in connection with or as a consequence of the sale, transfer or other disposition of the Property by the Landlord the Landlord ceases to have a reversionary interest in the

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Premises, Landlord shall have no liability for the performance or observance of the Landlord's covenants and obligations hereunder accruing thereafter, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the transferee of the Property shall thereupon and thereafter assume, perform and observe, any and all of such covenants and obligations of Landlord.

21. Mortgagees' Rights

The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee") provided Tenant shall receive from such Mortgagee a written agreement substantially in the form attached hereto as Exhibit G ("Non-Disturbance Agreement").

Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of any such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease), unless the Tenant first gives such notice to all Mortgagees and provides such Mortgagees with sixty (60) days after such notice to cure such default, or if such default is not reasonably susceptible of cure by such Mortgagees (as in the case of the need to obtain possession of or right of entry into or upon the Premises) in sixty (60) days, within such longer period of time as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within sixty (60) days after such notice and thereafter prosecuted to completion with reasonable diligence. Provided the Tenant has received a fully-executed Non-Disturbance Agreement and such Non-Disturbance Agreement has been properly recorded, the Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.

22. Tenant's Default: Landlord's Remedies

If Tenant shall default in the payment when due of any Basic Rent or Additional Rent, and such default shall continue for five (5) days after notice from the Landlord, or

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if Tenant shall default more than twice in any twelve (12) month period in the payment when due of any Basic Rent or Additional Rent and such default shall continue for five business (5) days, or if Tenant shall default in the timely performance or observance of any of the other covenants contained in this Lease on the Tenant's part to be performed or observed and shall fail, within thirty (30) days after notice from Landlord of such default, to cure such default or if such default is not reasonably susceptible of cure within thirty (30) days, if Tenant shall fail to commence to cure within said thirty (30) days after notice of such default from Landlord or shall thereafter fail with reasonable diligence to prosecute such cure to completion, or if the estate hereby created shall be taken on execution, or by other process of law, or if Tenant shall be involved in financial difficulties as evidenced:

(1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

(2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

(3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

(4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

(5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

(6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those

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claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

No termination or repossession provided for in this Section 22 shall relieve the Tenant of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive, as set forth below, any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (computed at a capitalization rate based upon the so-called "Prime Rate" then in effect at Citizens Bank) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term (excluding the Extended Term, unless Tenant has exercised the Extension Option prior to a default hereunder) after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date or (iii) such damages, costs, and expenses and other compensation as Landlord may be entitled to as a matter of law. In the event Landlord terminates this Lease or otherwise re-enters the Premises following a default by Tenant, Landlord shall use reasonable efforts to mitigate damages arising in connection with this Lease.

Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder (other than a default in the payment of Basic Rent or Additional Rent) which remains uncured after said thirty (30) days' notice of default (or such longer period of time during which Tenant may be entitled hereunder to cure such default) from the Landlord to the Tenant, and the reasonable cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

23. Remedies Cumulative: Waivers

The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and, except for those remedies expressly specified herein, are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in anyone or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be

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construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to the reasonable costs incurred by the Landlord in reletting the Premises following the Landlord's early termination of this Lease pursuant to Section 22 hereof, the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions. Landlord shall also be entitled to receive as Additional Rent such other reasonable costs, including attorneys' fees, incurred by Landlord in connection with any default by Tenant and the exercise of Landlord's rights and remedies.

24. Brokers

Each of the parties hereto warrants and represents that it has not dealt with any broker in connection with the Premises or this Lease. The Landlord and the Tenant hereby indemnifies and holds the other harmless from and against any liability for commissions due any broker or finder with whom the Landlord or Tenant, as the case may be, has dealt with in connection with this Lease.

25. Notices

Any notices, approvals, specifications, or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, if to the Landlord Attention Robert J. Manning, 50 South Main Street, Providence, RI 02903 with a copy to such property manager as Landlord may specify by like notice or if to the Tenant (Attention: Chief Executive Officer) at 1 Albion, Lincoln, Rhode Island 02865 with a copy to Tenant at said address to the Attention of the General Counsel and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

26. Estoppel Certificates

The Landlord and the Tenant hereby agree from time to time, each after not more than ten (10) days' prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying

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the same by the date thereof and specifying the nature thereof); (ii) that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); (iii) the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and (iv) that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

27. Bind and Inure; Limited Liability of Landlord

All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building and any sale, insurance and condemnation proceeds relating thereto. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

In no event shall one party be liable to the other party for any special, consequential or indirect damages suffered by said other party, or any other person or entity under any provisions of this Lease except as provided in Section 18 hereof.

Tenant shall be entitled to reasonable costs, including attorney's fees, incurred by Tenant in connection with any default by Landlord and the exercise of Tenant's rights and remedies relating thereto.

28. Environmental Compliance

Tenant represents, warrants and covenants to Landlord that Tenant will not generate, manufacture, store or otherwise handle any Hazardous Materials or Wastes in the Building, the Premises or on the Property except for those materials listed on Exhibit E hereto and limited to the quantity noted thereon. Upon the written request of Landlord, not to be given more than twice in any calendar year, Tenant shall promptly update such list of Hazardous Materials or Wastes generated, stored or otherwise handled by Tenant in the Building, the Premises or on the Property, it being understood that Tenant's generation, storage or other handling of any Hazardous Materials or Wastes appearing on such updated list and not listed on Exhibit E hereto in the Building, the Premises or the Property shall be subject in all cases to Landlord's approval in writing, such approval not to be unreasonably withheld, conditioned or delayed. Landlord hereby approves of Tenant's use of normal quantities of cleaning fluid and office supplies which may

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constitute Hazardous Materials or Wastes but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Laws and shall be subject to all of the other provisions of this Section 28 except that Tenant shall not be required to provide Landlord with the aforesaid list of the types and quantities of such cleaning fluids and office supplies as long as limited to normal quantities.

Tenant hereby covenants to Landlord that (a) Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees and invitees, at the Property occurring after the date of this Lease (any such discharge of Hazardous Materials or Wastes or other breach of Laws being hereinafter sometimes referred to as a "Release"), (ii) remediate or remove from the Premises any Hazardous Materials or Wastes in compliance with Laws upon discovery of same relating to a Release after the date of this Lease in accordance with all applicable Laws and orders of governmental authorities having jurisdiction, (iii) pay or cause to be paid all costs associated with such remediation or removal of Hazardous Materials or Wastes released by the Tenant from and after the date of this Lease including restoration of the Premises to their condition immediately preceding such release of Hazardous Materials or Wastes, and (iv) indemnify Landlord from and against all losses, claims and costs arising out of the migration of Hazardous Materials or Wastes from the Premises from and after the date of this Lease into or onto or under other portions of the Building or the Property or other properties; (b) Tenant shall keep the Property free of any lien imposed pursuant to any applicable Laws in connection with the release by Tenant of Hazardous Materials or Wastes in or on the Premises; (c) Tenant shall not install or permit to be installed or place in the Premises any asbestos, asbestos-containing materials or urea formaldehyde insulation; (d) Tenant shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes by the Tenant or any of Tenant's employees, agents, contractors, subcontractors, licensees or invitees onto the Premises or the Property; (e) Tenant shall give all notifications and prepare all reports required by any Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises; (f) Tenant shall promptly notify Landlord in writing of any release, spill, leak, remittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes by the Tenant or any other occupant of the Premises or any of Tenant's employees, agents, contractors, subcontractors, licensees or invitees in or on the Premises; and (g) Tenant shall promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any local, state or federal governmental agency, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises. The foregoing covenants shall only apply to Release(s) of Hazardous Materials or Wastes occurring after the date of this Lease.

The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic

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materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined. The term "Laws" means any federal, state, county, municipal or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C. Section 1251 et seq. (1972), the Clean Air Act, 42 U.S.C. Section 7401 et seq. (1970), the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 1802 et seq. (1980), as amended, and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., any similar state laws, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, (following timely notice and with counsel reasonably approved by the Tenant) from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence at or removal of Hazardous Materials or Wastes from the Premises from and after the date of this Lease or as a result of or in connection with activities prohibited under this Section 28. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Section 28.

The provisions of this Section 28 shall not supercede the Tenant's obligation under the Purchase and Sale Agreement between the parties hereto dated November 22, 2006, as amended or as may exist under any Law.

Landlord shall use reasonable efforts to enforce the obligations of other tenants on the Property under their respective leases with regards to Hazardous Materials or Wastes.

29. Signage

Except as expressly permitted in this Section 29, the Tenant shall not erect, construct or affix any signs on the Building or the Property without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to maintain the signage described on Exhibit F attached hereto, and, subject to Landlord's reasonable approval and to the extent now or hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction, to replace such signage provided, however, that Tenant, shall at its sole cost and expense, maintain such signs in

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good condition, reasonable wear and use and damage by fire or other casualty only excepted. Landlord agrees that the Property and Building shall be named "Albion Crossing" as long as AT Cross Company or any affiliate thereof or successor thereto is the Tenant.

30. Telecommunications and Rooftop Installations.

(a) Tenant is hereby granted the right (subject only to express rights of existing tenants as of this date, if any), subject to applicable law and the provisions of this Section 30, to install and maintain its telecom-munications equipment, antennas, satellite dishes, and various related equipment (collectively the "Rooftop Improvements") on the roof of the Building over the Premises, as the same may exist from time to time, (the "Roof") and for the installation, operation and maintenance of the Rooftop Improvements, at Tenant's sole cost and expense. Tenant's Rooftop Improvements shall: (a) not have any material adverse impact on the structural integrity of the Building or roof, (b) not void a roof membrane warranty or guaranty, or materially and adversely disturb or otherwise affect the architectural integrity of the Building, (c) be approved in writing by Landlord as to material and location, which approval shall not be unreasonably withheld, conditioned or delayed, (d) not cause any unreasonable interference with any then existing telecommunication, mechanical or other systems at the Building (whether belonging to or utilized by Landlord or any other tenant, licensee or occupant of the Building), or (e) not be used for telecommunications services for the benefit of persons or entities other than Tenant, its affiliates, or Tenant's sublessees and/or assignees of this Lease as may be permitted hereunder (it being agreed that the sale of telecommunications services to members of the public is not included within the rights granted to Tenant under this Section 30), but is reserved to Landlord.

(b) Prior to the installation of any Rooftop Improvements, Tenant shall obtain and submit to Landlord: (x) for its approval (which approval shall not be unreasonably withheld, conditioned or delayed), plans and specifications for the proposed Rooftop Improvements (including their size, location, height, weight and function), along with copies of all required permits and licenses required from all applicable governmental authorities, and (y) if Tenant so elects, a request that Landlord not require Tenant to remove the Rooftop Improvements at the end of the Term. Such approval under clause (x) shall be limited to determining only that Tenant has obtained all required permits and licenses for the installation and operation of the Rooftop Improvements, that the Rooftop Improvements comply with all applicable laws, and that Tenant has satisfied the other conditions set forth in this Section 30 and such decision regarding non-removal under clause (y) shall be at Landlord's reasonable discretion. Should Landlord, in its reasonable judgment, deem it necessary to have Tenant's plans and specifications for Rooftop Improvements reviewed by a structural engineer, Tenant shall reimburse Landlord the reasonable third party, out of pocket cost of such review as Additional Rent within thirty (30) days of billing therefore.

(c) Tenant agrees to abide by the following terms and conditions: (i) prior to the commencement of installation of any Rooftop Improvements, Tenant shall have in effect

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and shall deliver to Landlord evidence of the insurance coverages required under this Lease and that such insurance includes coverage of the Rooftop Improvements. Such insurance shall name Landlord and each mortgagee of the Premises of which Tenant has notice as an additional insured or loss payee, as its interest may appear, where appropriate; (ii) at all times during the installation process, Tenant will exhibit any required low voltage permit, building permit, and/or any other permits to be issued. Tenant hereby confirms that it shall at all times during the installation or removal process or during any use, maintenance and repair of any Rooftop Improvements, comply with all building, safety, fire, plumbing, electrical and other codes and governmental insurance requirements and roof warranty requirements, as more fully set forth in the Lease; (iii) as soon as practicable during the installation of any Rooftop Improvements, Tenant, at its sole cost and expense: (A) will seal any wall penetrations occurring by reason of the installation process inside the ceiling plenum, and (B) will have any roof penetrations occurring by reason of the installation process sealed by a roofing subcontractor reasonably acceptable to Landlord; (iv) Tenant agrees to indemnify, defend and hold Landlord and any Landlord related party and each mortgagee of the Premises and Landlord's contractors harmless from any damage to any tangible property or bodily injury to, or death of, any person arising from the installation, maintenance, operation and continued use of the Rooftop Improvements by Tenant or its agents, employees, representatives, contractors or invitees not caused by the negligence of Landlord or its agents, employees, representatives or contractors; (v) Tenant shall keep the Premises, the Building and the Rooftop Improvements free and clear of any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Tenant, its agents, employees or independent contractors; and (vi) Tenant shall keep the Rooftop Improvements, and every part thereof, in good condition and repair at all times during the Term and at Tenant's sole cost and expense.

(d) Unless Landlord has previously approved Tenant's non-removal of the Rooftop Improvements at the end of the Term, Tenant shall remove any Rooftop Improvements at the expiration of the Term and restore the area where the Rooftop Improvements were located to substantially the condition it was in prior to the installation of the Rooftop Improvements, reasonable wear and tear excepted, at Tenant's sole expense; all such removal of any Rooftop Improvements shall be done in a manner that will not have any material adverse impact on the structural integrity of the Building or Roof and will not void any Roof membrane warranty or guaranty.

31. No Recording

Tenant agrees that it will not cause this Lease to be recorded. Landlord and Tenant hereby agree to execute and record a notice of lease in the form attached hereto as Exhibit H . Upon the expiration or earlier termination of the Lease, or upon a reduction in the Premises pursuant to the terms of the Lease upon fifteen (15) days prior written request, Tenant agrees to execute an instrument in recordable form acknowledging such expiration or termination or reduction. If Tenant fails to execute such instrument within said fifteen (15) days, Landlord after prior written notice to Tenant as Irrevocable Attorney in Fact for the Tenant for this purpose only, may record such an instrument

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along with an affidavit that the Lease has expired or been terminated or that the Premises have been reduced and that notice of the recording of such instrument has been given to the Tenant in accordance with the notice requirements under the Lease.

32. Right of First Offer

(a) Landlord hereby grants to Tenant a right of first offer with respect to the sale of the Property. In the event Landlord is prepared to sell the Property, Landlord shall first communicate to Tenant in writing, the terms which Landlord is willing to accept in writing (the "Offer"). Thereafter, Tenant shall have thirty (30) days within which to accept said terms and conditions of the Offer in writing. In the event of Tenant's acceptance of such Offer, Landlord shall sell the Property to Tenant pursuant to the terms and conditions of said Offer. Should Tenant fail to accept such Offer, Landlord may contract to sell the Property to a third party during the next one hundred eighty (180) days following the earlier to occur of (i) Tenant's notice to Landlord declining such offer to purchase, or (ii) the expiration of the thirty (30) day period in which Tenant has to respond to such Offer, provided that the essential terms and conditions for such sale are substantially no more favorable to the buyer than those terms and conditions set forth in the Offer and the price is not less than 90% of the price offered to Tenant in the offer. In the event Landlord does not contract to sell the Property pursuant to such Offer during such one hundred eighty (180) day period, this right of first offer shall continue to exist. The Tenant hereby acknowledges and agrees that any mortgage, foreclosure sale or deed in lieu of foreclosure and any sale, transfer or other conveyance (each a "Transfer") of the Property, and any proposed Transfer of the Property to any person or entity (whether now existing or formed hereinafter) which is controlled by the Landlord or Robert J. Manning shall not be subject to the provisions of this Section 32(a).

(b) Beginning on October 1, 2009, Landlord shall not lease, agree to lease, or accept any offer to lease any space in the Building unless Landlord first affords Tenant an opportunity to lease such area in accordance with the provisions of this Section and only after written notice to Tenant. Such notice shall contain the essential terms of any bona fide, third party offer made by and/or received by Landlord with respect to such area (Landlord's summary thereof, shall herein be referred to as the "Third Party Offer"). The Third Party Offer shall set forth all of the essential terms and conditions upon which it is made. Upon receipt of such notice and Third Party Offer from Landlord, then Tenant shall have a right to lease any such space on the terms set forth in the Third Party Offer by giving notice to Landlord to such effect within ten (10) days after Tenant's receipt of Landlord's notice of such Third Party Offer. If such notice is not so timely given by Tenant, then Landlord shall be free to lease the subject space to said third party within nine (9) months after the expiration of said ten (10) day period on the terms and conditions contained in the Third Party Offer at any time after the expiration of said ten (10) day period. The non-exercise by Tenant of its rights under this Section as to any one Third Party Offer by Landlord, shall not be deemed to waive any of Tenant's rights of first refusal as to the remainder of said Building, or as to the such area described in the Third Party Offer if Landlord determines to substantially modify or substantially amend the terms of the Third Party Offer given by Landlord to Tenant hereunder (in which event Tenant's rights hereunder shall revive and

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continue with respect to such modified or amended terms). In the event that Tenant accepts Landlord's offer to lease, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable agreement with respect to such space in accordance with the terms of the Third Party Offer.

(c) In the event that Tenant does not timely exercise its rights under this Section, within ten (10) days of Landlord's prior written request, Tenant shall deliver to Landlord a certification in recordable form that Tenant has not so exercised its rights to purchase or lease, as the case, may be.

33. Captions

The captions for the numbered paragraphs and sections of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

34. Integration

The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

35. Severability; Choice of Law; Time of the Essence.

If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected. This Lease is made under, and shall be construed in accordance with, the laws of the State of Rhode Island. Time is of the essence with respect to all provisions of this Lease.

36. Incumbency Certificate

Promptly following the execution of this Lease, Tenant shall provide Landlord with a certificate reasonably acceptable to Landlord that indicates that the representative of Tenant who has executed this Lease is an officer of Tenant.

37. Force Majeure

Except with respect to the payment of Basic Rent, Additional Rent and other charges payable hereunder (unless otherwise provided herein), Tenant shall be excused from the performance of its obligations hereunder for such period of time as it is prevented from performing the same by reason of acts of God, strikes, and other causes beyond its reasonable control. For such period of time as Landlord is prevented from performing its obligations hereunder by reason of acts of God, strikes, and other causes beyond its reasonable control (subject to any limitations specifically set forth elsewhere in this Lease), Landlord shall be excused from the performance of the same. For the

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purposes of the foregoing, financial inability shall never be deemed to be a cause beyond a party's reasonable control.

38. Financial Information

Tenant has provided Landlord with certain financial information in connection with the execution of this Lease. Landlord agrees to keep such financial information confidential; provided, however, that Landlord may reveal such financial information (1) to prospective lenders in connection with the financing of the Property, or (2) if, in the reasonable opinion of counsel, Landlord is required by court order to reveal the same (in which case Landlord shall promptly notify Tenant of such court order). In the event that Landlord reveals such financial information to any prospective lender in connection with the financing of the Property, Landlord shall request that such lender abide by the provisions of this Section 38.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal as of the date first above written.

Landlord

ALBION CROSSING, LLC

By:______________________________

Name:___________________________

Title:_____________________________

Tenant

A.T. CROSS COMPANY

By: __________________________

Name: __________________________

Title: ___________________________

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Exhibit A-1

Legal Description of Land

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Exhibit A-2

Floor Plans of Principal Premises

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Exhibit A-3

Parking Plan

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Exhibit B

Initial Tenant Work

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EXHIBIT C

RENT

The Base Rent for the Premises during the Extended Term shall be the greater of (1) the Base Rent for the Initial Term or the First Option Term, as the case may be, or (2) 95% of the then fair market rent for similar space in similar buildings in Lincoln, Rhode Island, and the surrounding communities, and taking all other relevant factors into account which such rent (the "Market Rent") shall be determined as follows:

(a) The Market Rent shall be proposed by Landlord in good faith within twenty (20) days of receipt of Tenant's notice that it intends to exercise its option to extend the Term (the "Landlord's Proposed Market Rent"). The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within ten (10) days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant ("Tenant's Rejection Notice").

(b) f Tenant delivers Tenant's Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within thirty (30) days after Landlord's receipt of Tenant's notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedures:

1. Within ten (10) days of the expiration of said thirty (30) day period Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the "Tenant's Appraisal Notice"). Landlord shall within ten (10) days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within thirty (30) days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have thirty (30) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraiser shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said thirty (30) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within ten (10) days after said thirty (30) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if

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Landlord and Tenant fail to agree upon the selection of such third appraiser within ten (10) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the President of the Greater Providence Real Estate Board or any successor thereto, or on his or her failure, refusal or inability to act within ten (10) days, to a court of competent jurisdiction, for the designation of such third appraiser.

2. All appraisers shall be independent real estate appraisers or consultants, licensed in Rhode Island, who shall have had at least five (5) years continuous experience in the business of appraising real estate in the relevant area.

3. The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within twenty (20) days after the date of his or her designation, make an independent determination, of the Market Rent.

4. If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three (3) appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the two (2) appraisers by more than ten percent (10%), the mean of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

5. The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

6. Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.

7. Tenant has reserved the right to withdraw from such election as set forth in the Lease.

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Exhibit D

Landlord's Insurance Requirements

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Exhibit E

List of Hazardous Materials

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Exhibit F

Tenant's Signage

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Exhibit G

Non-disturbance Agreement

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Exhibit H

NOTICE OF LEASE

ALBION CROSSING, LLC, a Delaware limited liability company ("Landlord"), and A.T. CROSS COMPANY, a Rhode Island corporation ("Tenant"), hereby acknowledge that they have executed a lease ("Lease") dated of even date herewith for office and manufacturing space shown on Exhibit A-1 attached hereto within the building at One Albion Road, Lincoln, Rhode Island (together with all rights appurtenant thereto "Premises") on the land described in Exhibit A-2 attached hereto subject to the terms set forth in the Lease.

The Lease provides inter alia that:

1. Tenant has an initial term which expires on March 31, 2017, along with two (2) options to extend for five (5) years each.

2. No use of the Property by Landlord, Tenant, or other tenants or occupants of the Property shall (a) involve pornographic; sexually explicit or offensive products or purposes. Landlord shall not lease any portion of the Building to any entity that is a direct competitor of Tenant's writing instrument, leather accessories, reading or sunglass business and which uses the Building for such type of business.

3. Tenant has a right of first offer with respect to the sale of the Property.

4. Upon the expiration or earlier termination of the Lease or upon a reduction in the Premises pursuant to the terms of the Lease, upon fifteen (15) days prior written request, Tenant agrees to execute an instrument in recordable form acknowledging such expiration or termination or reduction. If Tenant fails to execute such instrument within said fifteen (15) days, Landlord, as irrevocable attorney in fact for the Tenant for the limited partnership only, may record such an instrument along with an affidavit that the

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Lease has expired or been terminated or that the Premises has been reduced and that notice of the recording of such instrument has been given to the Tenant in accordance with the notice requirements under the Lease.

This instrument is intended only as a notice and not as a lease. It is not intended in any way to modify or supercede the term of the Lease.

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IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of February __ , 2007.

ALBION CROSSING, LLC

Name:__________________

Title:___________________

A.T. CROSS COMPANY

By____________________

Name:_________________

Title:__________________

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

In Providence on the day of February, 2007, before me personally appeared Robert J. Manning, as managing member of Albion Crossings, LLC to me known and known by me to be the party executing the foregoing instrument, and he acknowledged said instrument, by him executed, to be his free act and deed and the free act and deed of said limited liability company.

____________________________________

Notary Public

My Commission Expires:

STATE OF RHODE ISLAND

COUNTY OF

In __________________ on the day of February, 2007, before me personally appeared __________________________, ________________________ of A.T. Cross Company, to me known and known by me to be the person executing the foregoing instrument, and he acknowledged said instrument, by him executed, to be his free act and deed and the free act and deed of said corporation.

____________________________________

Notary Public

My Commission Expires:

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